Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan of our report dated March 12, 2020, with respect to the consolidated financial statements of Lehigh Valley Associates and Subsidiary included in the Annual Report (Form 10-K) of Pennsylvania Real Estate Investment Trust for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Indianapolis, Indiana

May 29, 2020